Exhibit 10.12

TRUST UNDER GREATER COMMUNITY BANCORP

EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

        (a)                      This Agreement made this 25 day of June, 2008, by and between GREATER COMMUNITY BANCORP (the “Company”) and WALTER J. SKIPPER (the “Trustee”);

         (b)                      WHEREAS, the Company has previously adopted the Executive Supplemental Retirement Income Agreement as listed in Appendix A (“Plan” or “Plans”);

        (c)                      WHEREAS, the Company has incurred liability or expects to incur liability under the terms of such Plans with respect to the individual participating in such Plans (“Participant or “Participants”);

        (d)                      WHEREAS, the Company wish to establish a trust (hereinafter called  “Trust”) and to contribute to the Trust assets to be held therein, subject to the claims of the Company’s creditors in the event of Company’s Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plans;

        (e)                      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded arrangements maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

        (f)                      WHEREAS, it is the intention of the Company to make contributions to the Trust to provide a source of funds to assist in the meeting of the liabilities under the Plans;

NOW, THEREFORE, the parties do establish the Trust and agree that the Trust shall comprise, held and disposed of as follows:

Section 1.      ESTABLISHMENT OF TRUST

        (a)                      The Company may from time to time make, or cause to be made, contributions to the Trust of cash, including insurance contracts and/or marketable securities, which are acceptable to the Trustee, and which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.  Neither the Trustee nor any Participant or beneficiary shall have any right to compel such contributions.

        (b)                      Except as provided in Section 4, the Trust hereby established shall be irrevocable.

        (c)                      The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal

Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d)                      The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company or any of its subsidiaries and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth.  The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.  Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company.  Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

Section 2.         PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

        (a)                      The Company shall deliver to the Trustee a copy of the Plan document for each of the Plans, together with a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts.  If the Company has not done so previously, it shall deliver the Plan documents and the Payment Schedule to the Trustee before the occurrence of any Change of Control, as defined herein, and upon the occurrence of a Change of Control, shall deliver to the Trustee a current census of Participants and a current Payment Schedule (to the extent revisions to the most previous Payment Schedule are necessary or appropriate).  Following any Change of Control, the Payment Schedule may not be modified or amended by the Company.  Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule or, to the extent benefits cannot be determined pursuant to the Payment Schedule, in accordance with the Plan documents (as interpreted and directed by the Company).  The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

        (b)                      Subject to any determination made and set forth in the Payment Schedule described in Section 2(a) following a Change of Control, the entitlement of a Participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

        (c)                      The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans.  The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries.  In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due.  The Trustee shall notify the Company where principal and earnings are not sufficient.

        (d)                      Upon a Change of Control, the Company shall, as soon as possible, but in no event later than 5 days following the Change of Control or the plan termination, as the case may be, make an irrevocable contribution to the Trust in an amount equal to $570,000, to pay each Participant or beneficiary the vested benefits to which he or she would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control or plan termination, as the case may be, occurred.

Section 3.	TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

        (a)                      The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent.  The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or (iii) the Company is determined to be Insolvent by any state of federal regulatory authority.

        (b)                      At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

            (1)                      The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency.  If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

            (2)                      Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

            (3)                      If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors.  Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

            (4)                      the Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

        (c)                      Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.        PAYMENTS TO COMPANY.

Except as provided in Section 3 hereof or to reimburse the Company for taxes due on earnings of the Trust (at an agreed upon 30% tax rate), the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

Section 5.        INVESTMENT AUTHORITY.

The Trustee shall invest and reinvest the principal and income of the Trust, in its discretion, in securities and in any other form of property not prohibited by law, without regard to any restrictions imposed by state law or investment by fiduciaries, but subject, however, to such written investment guidelines or directions, if any, as the Company may provide from time to time to the Trustee.  The Trustee may invest in securities  (including stock or rights to acquire stock) or obligations issued by the Company, or in securities of any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, as amended, which would be regarded by prudent businessmen as a safe investment.  The fact that the Trustee or any affiliate of the Trustee is providing services to and receiving remuneration from any of the foregoing investment companies or trusts as investment advisor, custodian, transfer agent, registrar, or otherwise shall not preclude the Trustee from investing in the securities of such investment companies or investment trusts.  The Trustee may also invest and reinvest or otherwise deposit the Trust assets in savings accounts, time deposit accounts, certificates of deposit, money market funds, or other evidences of deposit issued by Trustee and/or any other national bank, savings and loan institution, state member bank, state non-member bank, or other depository institution which now or in future is an affiliate or subsidiary of  Trustee.   All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Participants, except that prior to a Change of Control voting rights with respect to the Trust assets will be exercised by the Company.

The Trustee shall have the further right to:

        (a)                      To borrow from anyone such amount or amounts of money necessary to carry out the purpose of this Trust and for that purpose to mortgage or pledge all or any part of the Trust;

        (b)                      To retain in the Trust for investment or pending distributions, any portion of the Trust in cash deemed appropriate by the Trustee, notwithstanding that Trustee or any affiliate thereof may accrue interest on such amounts;

        (c)                      To deposit securities with a clearing corporation as defined in Article Eight of the Uniform Commercial Code; to hold the certificates representing securities, including those in bearer form, in bulk form with, and to merge such certificates into, certificates of the same class of the same issuer which constitutes assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the Trustee or by a clearing corporation, provided that the records of the Trustee shall indicate the actual ownership of the securities and other property of the Trust Fund;

        (d)                      To participate in and use the Federal book-entry Account system, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities; and

        (e)                      To hold securities or property in the name of the Trustee or its nominee or nominees or in such other form as it determines best with or without disclosing the Trust relationship, providing the records of the Trust shall indicate the actual ownership of such securities or other property.

Section 6.      DISPOSITION OF INCOME.

During the term of this Trust, all income received by the Trust, net of expenses and taxes (to be paid to the Company as set forth in Section 4), shall be accumulated and reinvested.

Section 7.      ACCOUNTING BY TRUSTEE.

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee.  Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions affected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.       RESPONSIBILITY OF TRUSTEE.

        (a)                      The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in the like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing (or any other mutually agreeable form) by the Company.   In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b)                      If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments.  If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

        (c)                      The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

        (d)                      The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist in performing any of its duties or obligations hereunder.

        (e)                      The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f)                      Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        (g)                      The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Trust Agreement arising out of or caused directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities or communication services; accidents; labor disputes; acts of civil or military authority; governmental action; or inability to obtain labor, material, equipment or transportation.

        (h)                      The Company recognizes that a burden of litigation may be imposed on Trustee, as a result of some act or transaction for which it has no responsibility or over which it has no control under this Agreement.  Accordingly, and in consideration of Trustee's agreement to act as trustee hereunder, the Company hereby agrees to indemnify and hold Walter J. Skipper and his affiliates, and employees harmless from and against all claims, expenses (including reasonable counsel fees), liabilities, damages, actions or other charges incurred by or assessed against Walter J. Skipper, as direct or indirect result of anything done or omitted by Walter J. Skipper in reliance upon the directions (or absence of directions) of the Plan Administrator, the Company, any Investment Adviser, or a Plan participant or beneficiary, or upon the advice of Trustee's counsel, provided, however, that the foregoing shall not apply to the extent of the Trustee's fraud or negligence.  The Trustee agrees to indemnify and hold the Company and its affiliates, directors, officers, and employees harmless from and against all claims, expenses (including reasonable counsel fees), liabilities, damages, actions or other charges incurred by or assessed against the Company, as a result of the Trustee's fraud or negligence.

Section 9.        COMPENSATION AND EXPENSES OF TRUSTEE.

The Trust shall pay all administrative and the Trustee’s out of pocket fees and expenses.

Section 10.      RESIGNATION AND REMOVAL OF TRUSTEE.

        (a)                      The Trustee may resign at any time by written notice to the Company, which shall be effective 90 days after receipt of such notice unless the Company and the Trustee agree otherwise.

        (b)                      The Trustee may be removed by the Company on 300 days’ notice or upon shorter notice accepted by the Trustee.

        (c)                      Upon resignation or removal of the Trustee and appointment of a successor the Trustee, all assets shall subsequently be transferred to the successor the Trustee.  The transfer shall be completed within 120 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

        (d)                      If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section.  If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.     APPOINTMENT OF SUCCESSOR.

        (a)                      If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate the Trustee powers under state law, as a successor to replace the Trustee upon resignation or removal.  The appointment shall be effective when accepted in writing by the new the Trustee, who shall have all of the rights and powers of the former the Trustee, including ownership rights in the Trust assets.  The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

        (b)                      The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof.  The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.     AMENDMENT OR TERMINATION.

        (a)                      This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company.  Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable.

        (b)                      The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans.  Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

        (c)                      All assets in the Trust at termination shall be paid to the participant or beneficiary of the Plans.

Section 13.    MISCELLANEOUS.

        (a)                      Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b)                      Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c)                      This Trust Agreement shall be governed by and construed in accordance with the laws of Wisconsin and of the United States of America.

        (d)                      For purposes of this Trust, Change of Control shall mean:

(i)  The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, other than persons who are currently shareholders of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20 percent or more of either the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally of the Company, or (ii) the approval by the shareholders of the Company of (A) a reorganization, merger, or consolidation, in each case, with respect to which persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power, entitled to vote generally in the election of directors, of the reorganized, merged or consolidated entity’s then outstanding securities, or (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company.

        (e)                      Any notices required or designed to be given to any party hereto shall be in writing, and shall be deemed given when actually received by the party to whom it was addressed.

Section 14.     EFFECTIVE DATE.

The effective date of this Trust Agreement shall be June 30, 2008.

ATTEST:	GREATER COMMUNITY BANCORP

/s/ Stephen J. Mauger	By:	/s/ Anthony M. Bruno, Jr.
Stephen J. Mauger		Anthony M. Bruno, Jr.
Chairman, President & CEO

WALTER J. SKIPPER

	By:	/s/ Walter J. Skipper
Trustee

APPENDIX A

AMENDMENT TO EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

This Amendment is made as of _________________ between Anthony Bruno (“Executive”) and Greater Community Bank (“Bank”), a state chartered commercial bank having its principal place of business in New Jersey.

RECITALS

WHEREAS, the Bank has adopted an Executive Supplemental Retirement Income Agreement (“Agreement”) to pay additional compensation to the Executive after retirement or other termination of employment; and

WHEREAS, the Agreement was effective February 1, 2004; and

WHEREAS, Greater Community Bancorp (“GCB”) is a party to the Agreement for the sole purpose of guaranteeing the Bank’s performance; and

WHEREAS, the Executive, Bank, and GCB desire to amend the Agreement to comply with Internal Revenue Code Section 409A and the applicable federal regulations thereto; and

WHEREAS, GCB has entered into an agreement and plan of merger with Valley National Bancorp ("Valley") dated March 19, 2008 pursuant to which GCB will merge into Valley (the "Merger"); and

WHEREAS, GCB and Valley wish to provide a payment upon the Merger in satisfaction of Bank's obligations under the Agreement.

WHEREAS, Section 13.1 of the Agreement permits the Agreement to be amended with the express written consent of the parties and pursuant to a resolution of the Board of Directors.

NOW THEREFORE, the Agreement is amended as follows:

1.           Upon the merger of GCB into Valley, GCB shall pay $570,000.00 into a rabbi trust selected by Executive.  Executive shall be permitted to select the investments of the rabbi trust.

2.           The assets held in the rabbi trust shall be distributed to Executive or his secular trust, as selected by Executive, on January 5, 2009.

3.           Upon payment of the amount pursuant to Section 2 above, the parties shall have no further obligations under the Agreement.

4.           To the extent applicable, it is intended that the Agreement and this Amendment comply with the requirements of Section 409A of the Internal Revenue Code, and they shall be interpreted in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. The parties shall cooperate to take such actions and to make such changes as are necessary to comply with such requirements.

IN WITNESS WHEREOF the Parties consent to this Amendment.

ATTEST:	GREATER COMMUNITY BANK

By:

ATTEST:	GREATER COMMUNITY BANCORP

By:

WITNESS:	EXECUTIVE

Anthony Bruno